                               FIRST AMENDMENT TO
                          CONVERTIBLE SUBORDINATED LOAN
                         AND WARRANT PURCHASE AGREEMENT

     This First Amendment to Convertible Subordinated Loan and Warrant Purchase Agreement ("First Amendment") is made and entered into this 14th day of June, 2002 by and among IMAGEMAX, INC., a corporation incorporated under the laws of the Commonwealth of Pennsylvania (the "Company"), TDH III, L.P., a limited partnership organized under the laws of the State of Delaware ("TDH"), DIME CAPITAL PARTNERS, INC., a corporation organized under the laws of the State of New Jersey ("Dime") and ROBERT E. DRURY, an individual resident of Pennsylvania ("Drury") (TDH and Dime sometimes individually an "Institutional Investor" and collectively the "Institutional Investors"; and TDH, Dime and Drury sometimes individually an "Investor" and collectively the "Investors").

     WHEREAS, the Company and the Investors are parties to a Convertible Subordinated Loan and Warrant Purchase Agreement dated February 15, 2000 (the "Purchase Agreement"); and

     WHEREAS, the parties hereto wish to amend the Purchase Agreement as set forth herein;

     NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Section 1 of the Purchase Agreement is hereby amended by adding a new
Section 1.1A which shall read in its entirety as follows:

          1.1A  "Additional Warrants" shall mean the warrants described in
          Section 2.4 hereof and any warrants issued in exchange or substitution for such warrants, as each may hereafter be amended and/or restated.

     2.   Section 1 of the Purchase Agreement is hereby amended by adding a new
Section 1.2A which shall read in its entirety as follows:

          1.2A "Amended Notes" shall mean the notes described in Section 2.2(b) hereof and any notes issued in exchange or substitution for such notes, as each may hereafter be amended and/or restated.

     3.   Section 1 of the Purchase Agreement is hereby amended by adding a new
Section 1.2B which shall read in its entirety as follows:

          1.2B "Amended Warrants" shall mean the warrants described in Section 2.3(b) hereof and any warrants issued in exchange or substitution for such warrants, as each may hereafter be amended and/or restated.

     4. Section 1.16 of the Purchase Agreement is here amended and restated to read in its entirety as follows:

          1.16 [Intentionally Omitted]

     5. Section 1.30 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          1.30 "Notes" shall mean the Original Notes and the Amended Notes and each of the Original Notes and the Amended Notes is individually referred to as a "Note."

     6.   Section 1 of the Purchase Agreement is hereby amended by adding a new
Section 1.30A which shall read in its entirety as follows:

          1.30A "Original Notes" shall mean the notes described in Section 2.2(a) hereof.

     7.   Section 1 of the Purchase Agreement is hereby amended by adding a new
Section 1.30B which shall read in its entirety as follows:

          1.30B "Original Warrants" shall mean the warrants described in Section 2.3(a) hereof.

     8. Section 1.47 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          1.47 "Warrants" shall mean the Original Warrants, the Amended Warrants and the Additional Warrants and each of the Original Warrants, the Amended Warrants and the Additional Warrants is individually referred to as a "Warrant."

     9. Section 2.2 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          2.2  "Promissory Notes"

               (a) The indebtedness of the Company and its Subsidiaries to the Investors for the Subordinated Loan pursuant to this Section 2 was evidenced by convertible subordinated promissory notes executed by the Company and its Subsidiaries in favor of each Investor, in the principal amount set forth opposite the Investor's name on Schedule 2.2(a) (the "Original Notes").

               (b) On June 13, 2002, the Investors shall deliver to the Company the Original Notes, which shall be cancelled by the Company, and the Company and its Subsidiary shall execute and deliver to the Investors notes that amend and restate the Original Notes in the principal amount set forth opposite the Investor's name on Schedule 2.2(b) (the "Amended Notes"). The Amended Notes issued in accordance with this
          Section 2.2(b) will be in substantially the form attached hereto as Exhibit A. Up to an aggregate of $1,971,764.77 of the principal amount of the Amended Notes is convertible into shares of Common Stock at an initial conversion price of $0.40 per share. The Amended Notes shall be subordinated to all bank and other commercial lending obligations of the Company and its Subsidiary then outstanding or incurred in accordance with the terms hereof from time to time thereafter, but shall be senior to all other debt of the Company and its Subsidiary.

     10. Section 2.3 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          2.3  Issuance of Original Warrants and Amended Warrants.

               (a) Concurrently with the delivery by the Company of the Original Notes, the Company issued to, and in the name of, each Investor stock purchase warrants to acquire the number of shares of the Company's Common Stock set forth opposite their name on Schedule 2.3 on or before February 15, 2005 at an exercise price of Three Dollars and Fifty Cents ($3.50) (the "Original Warrants").

               (b) On June 13, 2002, the Investors shall deliver to the Company the Original Warrants, which will be cancelled by the Company, and the Company shall issue to, and in the name of, each Investor stock purchase warrants in like amount that amend and restate the Original Warrants (the "Amended Warrants"). The Amended Warrants issued in accordance with this Section 2.3(b) will be in substantially the form attached hereto as Exhibit B.

     11.  The Purchase Agreement is hereby amended and restated by adding a new
Section 2.4 which shall read in its entirety as follows:

          2.4 Issuance of Additional Warrants. Concurrently with the delivery by the Company of the Amended Notes and the Amended Warrants, the Company shall issue to, and in the name of, each Investor stock purchase warrants to acquire the number of shares of the Company's Common Stock set forth opposite their name on Schedule 2.4 at an exercise price and otherwise on the terms and conditions set forth therein. The Additional Warrants issued in accordance with this
          Section 2.4 will be in substantially the form attached hereto as Exhibit C.

     12. The first sentence of Section 4 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          The closing of the purchase and sale of the Original Notes and the Original Warrants (the "Closing") took place at the offices of Pepper Hamilton LLP in Berwyn, Pennsylvania on February 15, 2000 (the "Closing Date").

     13. The Original Notes and the Original Warrants were delivered in accordance with Section 7.1(a) and Section 7.1(b) of the Purchase Agreement on February 15, 2000.

     14. Section 9.2 of the Purchase Agreement is hereby amended and restated by deleting subpart (i) in its entirety and replacing it with the following:

          (i) the Indebtedness provided under that certain Credit Agreement between the Company, its Subsidiary, the Lenders (as defined therein) and Commerce Bank, N.A., dated as of June 13, 2002

     15. Section 9.3 of the Purchase Agreement is hereby amended and restated by deleting subpart (i) and replacing it with the following:

          (i) the existing Liens in favor of Commerce Bank, N.A.

     16. Section 11.1 of the Purchase Agreement is hereby amended by adding at the end therefor the following:

          ; provided, however, that nothing in this Section 11.1 will be construed to prohibit or delay the issuance, exercise or conversion of the Amended Notes, the Amended Warrants or the Additional Warrants.

     17. Section 12 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

          12.  Effect of Change of Control.

               12.1  Change of Control.

                     (a) Each of the following events shall constitute a "Change of Control":

                         (i) The acquisition by a Person (other than an Investor or an Affiliate of an Investor or one or more partners of an Institutional Investor or a trust established for their benefit) of more than fifty percent (50%) of the beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), of the Common Stock of the Company;

                         (ii) a sale, conveyance, exchange or transfer ("Sale") to another Person of all or substantially all of the assets of the Company or the Subsidiaries taken as a whole;

                         (iii) the merger or consolidation of the Company or any of its Subsidiaries with one or more other Persons (excluding mergers of one Subsidiary into another or the merger of any Subsidiary into the Company); or

                         (iv) the merger or consolidation of one or more Persons into or with the Company or any of the Subsidiaries (excluding mergers of one Subsidiary into another or the merger of any Subsidiary into the Company); or

                    if, in the case of (iii) or (iv), the shareholders of the Company and/or Subsidiary involved (the "Involved Company") prior to such merger or consolidation do not retain at least a majority of the voting power of the Involved Company or surviving Person, as the case may be.

                    (b) If, at any time, a Change of Control occurs, the principal balance and all accrued interest under the Notes shall, at the election of each Holder thereof, be due and payable on the effective date of such Change of Control, without penalty or premium.

                    (c), (d) and (e) [Intentionally Omitted]

              12.2  [Intentionally Omitted]

              12.3  [Intentionally Omitted]

              12.4  [Intentionally Omitted]

              12.5  [Intentionally Omitted]

              12.6  [Intentionally Omitted]

     18. Section 17 of the Purchase Agreement is hereby amended by deleting the Company's address and replacing it with the following:

              ImageMax, Inc.
              455 Pennsylvania Avenue, Suite 128
              Fort Washington, PA 19034
              Attn.: Mark P. Glassman

                    David B. Walls
              (215) 628-3600

              with a copy to:

              Pepper Hamilton LLP
              400 Berwyn Park
              899 Cassat Road
              Berwyn, PA 19312
              Attn.: Michael P. Gallagher
              (610) 640-7807

     19. The Purchase Agreement is hereby amended by adding Exhibit A, Exhibit B and Exhibit C attached hereto.

     20. References in the Purchase Agreement to the "Agreement" shall be understood to refer to the Purchase Agreement, as amended by this First Amendment, and as the same may hereafter be amended, restated or otherwise modified from time to time.

     21. Except as set forth in the Company's disclosure schedules, which are attached to and incorporated by reference into this Agreement, the Company hereby represents and warrants that the representations and warranties of the Company contained in Attachment I hereto, are true and correct on the date hereof.

     22. The closing of the purchase and sale of the Amended Notes, Amended Warrants and Additional Warrants (the "Second Closing") shall take place at the offices of Schnader Harrison Segal & Lewis, LLP, 1600 Market Street, 36th Floor, Philadelphia, PA 19103 on June 13, 2002.

     23. All representations and warranties contained in Attachment I hereto shall survive the Second Closing. All statements contained in a certificate or other instrument delivered by the Company pursuant to the Agreement in connection with the transactions contemplated by this

Agreement shall constitute representations and warranties by the Company under this Agreement.

     24. The Company shall, with respect to the representations, warranties and agreements made by the Company herein, indemnify, defend and hold the Investors harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company.

     25. At the Second Closing, the Investors shall cause to be delivered to the Company the following:

     (a) an executed copy of the Amended and Restated Subordination Agreement dated as of June 13, 2002;

     (b) the Original Notes and

     (c) the Original Warrants.

     26. At the Second Closing, the Company shall cause to be delivered to the Investors the following:

     (a) the Amended Notes in accordance with Section 2.2(b) of the Agreement;

     (b) the Amended Warrants in accordance with Section 2.3(b) of the Agreement; and

     (c) the Additional Warrants in accordance with Section 2.4 of the Agreement.

     27. The Company hereby agrees to reimburse the Investors for all out-of-pocket expenses, including reasonable attorneys' fees and costs, incurred by the Investors in connection with the development, preparation and execution of this First Amendment and the documents and instruments referred to herein. Such reimbursement shall be made concurrently with the Company's execution and delivery of this First Amendment.

     28. This First Amendment may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. This First Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                IMAGEMAX, INC.

                                By:   /s/ David B. Walls
                                   -----------------------------------
                                Name: David B. Walls
                                Title: Chief Financial Officer

                                TDH III, L.P.

                                By:    /s/ J.B. Doherty
                                   ---------------------------------
                                Name:  J.B. Doherty
                                     -------------------------------
                                Title: General Partner, TDH III Partners, L.P,
                                      ------------------------------------------
                                       the General Partner of TDH III, L.P.
                                ---------------------------------------------

                                DIME CAPITAL PARTNERS, INC.

                                By:    /s/ Stephen M. Lane
                                   ---------------------------------
                                Name:  Stephen M. Lane
                                     -------------------------------
                                Title: President
                                      ------------------------------

                                       /s/ Robert E. Drury
                                ------------------------------------
                                       Robert Drury

                                 Schedule 2.2(a)

-------------------------------------------------------------------------------
            Name                       Principal Amount of Original Note
-------------------------------------------------------------------------------
          TDH III, L.P.                           $1,600,000.00
-------------------------------------------------------------------------------
  DIME CAPITAL PARTNERS, INC.                     $4,300,000.00
-------------------------------------------------------------------------------
       ROBERT E. DRURY                            $  100,000.00
-------------------------------------------------------------------------------

                                 Schedule 2.2(b)

-------------------------------------------------------------------------------
            Name                       Principal Amount of Amended Note
-------------------------------------------------------------------------------
          TDH III, L.P.                           $1,672,000.00
-------------------------------------------------------------------------------
  DIME CAPITAL PARTNERS, INC.                     $4,493,500.00
-------------------------------------------------------------------------------
       ROBERT E. DRURY                            $  104,500.00
-------------------------------------------------------------------------------

                                  ATTACHMENT I

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     1.1. Organization; Power; Qualification. Each of the Company and its Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Company and its Subsidiary are organized and qualified to do business as of the Closing Date are described in Schedule 1.1 of the Disclosure Schedule.

     1.2. Articles of Incorporation and Bylaws. The Company has heretofore furnished to the Investors a complete and correct copy of the Amended and Restated Articles of Incorporation, as amended ("Articles of Incorporation") and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and the Subsidiary. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor the Subsidiary is in violation of any provision of its Articles of Incorporation, Bylaws or equivalent organizational documents.

     1.3. Capitalization.

     (a) The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock (none of which is issued and outstanding) and 40,000,000 shares of Common Stock. As of the date hereof,

          (i) 6,793,323 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable;

          (ii)  no shares of Common Stock are held by the Subsidiary; and

          (iii) 1,600,000 shares of Common Stock are reserved for issuance pursuant to stock options granted pursuant to the Company's Stock Option Plan or otherwise of which options to purchase an aggregate of 1,343,000 of Common Stock have been granted to date.

     Except as set forth in this Section 1.3 or Schedule 1.3 of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or the Subsidiary or obligating the Company or the Subsidiary to issue or sell any shares of capital stock of, or their equity interest in, the Company or the Subsidiary. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 1.2 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or the Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of the Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, the Subsidiary or any other person. Each outstanding share of capital stock of the Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

     (b) 4,929,412 shares of Common Stock have been duly reserved for issuance upon conversion of the Notes. The issuance, sale and delivery of such shares of Common Stock have been duly authorized by all requisite corporate action of the Company and when so issued, sold and delivered, such shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable, not subject to preemptive or any other similar rights of the shareholders of the Company or others and free and clear of any and all liens and encumbrances except as contemplated by the Agreement.

     (c) 8,400,000 shares of Common Stock have been duly reserved for issuance upon exercise of the Warrants. The issuance, sale and delivery of such shares of Common Stock have been duly authorized by all requisite corporate action of the Company and when so issued, sold and delivered, such shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable, not subject to preemptive or any other similar rights of the shareholders of the Company or others and free and clear of any and all liens and encumbrances except as contemplated by the Agreement.

     (d) ImageMAX of Delaware, Inc. is the Company's sole subsidiary. All of the issued and outstanding stock of ImageMax of Delaware, Inc. is owned by the Company.

     1.4. Authority Relative to the Agreement. The Company has all necessary power and authority to execute and deliver the Purchase Agreement (as amended), the Notes and the Warrants, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution and delivery of the Purchase Agreement (as amended), the Notes and the Warrants by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Purchase Agreement (as amended), the Notes and the Warrants, or to consummate the Transactions. The Purchase Agreement (as amended), the Notes and the Warrants have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investors of the Purchase Agreement (as amended), constitute legal, valid and binding obligations of the Company.

     1.5. No Conflict; Required Filings and Consents.

     (a) Except as set forth in Schedule 1.5(a) of the Disclosure Schedule, the execution and delivery of the Purchase Agreement (as amended), the Notes and the Warrants by the Company do not, and the performance of this Purchase Agreement (as amended) by the Company will not (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of the Company or its Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or the Subsidiary or by which any property or asset of the Company or the Subsidiary is bound or subject or (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of the Company or the Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any property or asset of the Company or the Subsidiary is bound or subject, in each case except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Except as set forth in Schedule 1.5(b) of the Disclosure Schedule, the execution and delivery of the Purchase Agreement (as amended), the Notes and the Warrants by the Company do not, and the performance of the Purchase Agreement (as amended), the Notes and the Warrants by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for any filing required under applicable federal or state securities laws, (ii) for consents, approvals, authorizations or permits which have already been obtained, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the Company from performing its obligations under the Purchase Agreement (as amended), the Notes and the Warrants, and would not, individually or in the aggregate, have a Material Adverse Effect.

     1.6. Compliance. Neither the Company nor its Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree to the Company or the Subsidiary or by which any property or asset of the Company or the Subsidiary is bound or subject or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any property or asset of the Company or the Subsidiary is bound or subject, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     1.7. Tax Returns and Payments. Each of the Company and its Subsidiary has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against the Company or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Company and its Subsidiary in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Company and its Subsidiary are in the judgment of the Company adequate, and the Company does not anticipate any additional taxes or assessments for any of such years.

     1.8. Intellectual Property Matters. Each of the Company and its Subsidiary owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Company nor the

Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     1.9.  Environmental Matters.

           1.9.1. The properties owned, leased or operated by the Company and its Subsidiary now, or in the past, do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of applicable Environmental Laws or (ii) could give rise to liability under applicable Environmental Laws;

           1.9.2. The Company, the Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

           1.9.3. Neither the Company nor the Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Company or the Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

           1.9.4. Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Company and its Subsidiary in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

           1.9.5. No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Company threatened, under any Environmental Law to which the Company or the Subsidiary thereof is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Company, the Subsidiary or such properties or operations; and

           1.9.6. There has been no release, or to the best of the Company's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Company or the Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     1.10. ERISA.

           1.10.1. As of the date of the Agreement, neither the Company nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified in Schedule 1.10 of the Disclosure Schedule;

           1.10.2. The Company and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Company or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

           1.10.3. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Company or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

           1.10.4. Neither the Company nor any ERISA Affiliate has: (ii) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code;

           1.10.5. No Termination Event has occurred or is reasonably expected to occur; and

           1.10.6. No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Company after due inquiry, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Company or any ERISA Affiliate, (ii) Pension Plan, or (iii) Multiemployer Plan.

     1.11. Material Contracts. Schedule 1.11 of the Disclosure Schedule sets forth a complete and accurate list of all Material Contracts of the Company and its Subsidiary in effect as of the date hereof not listed pursuant to any other section of the Disclosure Schedule hereto; other than as set forth in Schedule
1.11 of the Disclosure Schedule, each such Material Contract is, and after giving effect to the consummation of the Transactions contemplated by the Agreement will be, in full force and effect in accordance with the terms thereof. Copies of each Material Contract have either been furnished to the Investors directly by the Company or are attached as an Exhibit to the Company's SEC Reports.

     1.12. Employee Relations. Each of the Company and the Subsidiary has a stable work force in place and is not, as of the date hereof, party to any collective bargaining agreement nor

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has any labor union been recognized as the representative of its employees, except as set forth on Schedule 1.12 of the Disclosure Schedule. The Company knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiary.

     1.13. Financial Statements. The (i) Consolidated balance sheets of the Company and its Subsidiary as of December 31, 2001, and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of the Company and its Subsidiary as of March 31, 2002, and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Investors, are complete and correct and fairly present the assets, liabilities and financial position of the Company and its Subsidiary as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Company and its Subsidiary have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     1.14. No Material Adverse Change. Since December 31, 2001, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Company and its Subsidiary and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     1.15. Titles to Properties. Each of the Company and its Subsidiary has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Company and its Subsidiary delivered pursuant to Paragraph 1.13, except those which have been disposed of by the Company or its Subsidiary subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

     1.16. Litigation. Except as set forth on Schedule 1.16 of the Disclosure Schedule, there are no actions, suits or proceedings pending nor, to the knowledge of the Company threatened against or in any other way relating adversely to or affecting the Company or its Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

     1.17. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in ------- connection with the Transactions based upon arrangements made by or on behalf of the Company.

     1.18. Offering Exemption. Assuming with respect to the Investors, the accuracy of the representations, warranties, acknowledgments and agreements of the Investors set forth in Section 6 of the Purchase Agreement (as amended), the issuance of the Notes, the offering for sale of the Warrants and the issuance of the Common Stock upon conversion of the Notes and exercise of the Warrants are exempt from registration under the Securities Act and from registration or qualification under applicable state securities or blue sky laws.

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